Exhibit 10.3*

COMPUTATIONAL GEOSCIENCES INC.
AMENDED & RESTATED
2011 INCENTIVE STOCK OPTION PLAN

1.Purpose and Interpretation
1.1.Purpose. The purpose of this Incentive Stock Option Plan is to enhance the Issuer’s ability to attract and retain suitable Directors, Executive Officers, Employees and Consultants and to provide an incentive to them to acquire a proprietary interest in the Issuer, to continue their participation in the affairs of the Issuer and to increase their efforts on behalf of the Issuer.
1.2.Definitions. In this Plan, except as otherwise expressly provided or as the context otherwise requires:
(a)    “Board” means the board of Directors of the Issuer, and includes any committee of the Board to which responsibilities with respect to the Plan have been delegated;
(b)“Consultant” has the same meaning as defined in NI 45‐106;
(c)“Director” has the same meaning as defined in NI 45‐106;
(d)“Eligible Person” means,
(i)an Employee, Executive Officer, Director or Consultant of the Issuer,
(ii)an Employee, Executive Officer, Director or Consultant of a related entity of the Issuer, or
(iii)a permitted assign of a person referred to in paragraphs (i) or (ii) above;
(e)“Employee” has the same meaning as set out under the ITA;
(f)“Executive Officer” has the same meaning as defined in NI 45‐106;
(g)“Exercise Price” means the amount payable per Share on the exercise of an Option, as determined in accordance with Paragraph 3.3;
(h)“Expiry Date” means the day on which an Option expires as specified in the Option Agreement;
(i)“Fair Market Value” means the highest price, expressed in dollars, that the Shares would bring in an open and unrestricted market between a willing buyer and a willing seller who are both knowledgeable, informed, and prudent, and who are acting independently of each other and who deal with each other at arm’s length for purposes of the ITA as determined, as of any date, in good faith by the Board;
(j)“Issuer” means Computational Geosciences Inc. and any successor thereof;
(k)“ITA” means the Income Tax Act (Canada);

(l)“NI 45‐106” means National Instrument 45‐106 ‐ Prospectus and Registration Exemptions of the Canadian Securities Administrators;
(m)“Option” means the option granted to an Optionee under this Plan and the Option Agreement;
(n)“Option Agreement” means the Notice of Option Grant and Option Agreement attached as Appendix “A” hereto or such option agreement or agreements as is approved from time to time by the Board and as is not inconsistent with the terms of this Plan;
(o)“Optionee” means an Eligible Person to whom an Option has been granted and includes any permitted assign;
(p)“permitted assign” has the same meaning as defined in NI 45‐106
(q)“Plan” means this 2011 Incentive Stock Option Plan, as amended and restated;
(r)“related entity” has the same meaning as defined in NI 45‐106;
(s)“Securities Act” means the Securities Act (British Columbia), as amended from time to time; and
(t)“Shares” means the common shares in the capital of the Issuer.

1.3.Interpretation. In this Plan, except as otherwise expressly provided or as the context otherwise requires,
(a)headings are solely for convenience of reference and are not intended to be complete or accurate descriptions of content or to be guides to interpretation of this Plan or any part of it,
(b)a reference to currency means Canadian currency,
(c)a reference to a statute includes all regulations made thereunder, all amendments to the statute or regulations in force from time to time, and every statute or regulation that supplements or supersedes such statute or regulation,
(d)a reference to an entity includes any successor to that entity,
(e)a word importing the masculine gender includes the feminine and neuter, a word in the singular includes the plural. A word importing a corporate entity includes an individual, and vice versa, and
(f)a reference to “approval”, “authorization” or “consent” means written approval, authorization or consent.
1.4.Applicable Law. This Plan and any related agreement or document executed pursuant to this Plan will be governed by and construed in accordance with the laws of the Province of British Columbia and the applicable federal laws of Canada and any grant of an interest herein shall be treated, in all respects, as a contract made in British Columbia. Each Optionee under this Plan irrevocably attorns to and submits to the exclusive jurisdiction of the Courts of British Columbia with respect to any matter arising under or relating to this Plan and any related agreement or document executed pursuant to this Plan.
1.5.Rights of a Shareholder. No Optionee will have any rights of a shareholder with respect to any Shares until the Shares are issued as evidenced by the appropriate entry on the shareholders’ register of the Issuer.
1.6.Employment. Nothing contained in this Plan or any agreement shall confer upon any Executive Officer, Employee or Consultant any right with respect to employment or continuance of employment or a retainer for services or continuance of such retainer, as the case may be, with the Issuer or any related entity of the Issuer, or interfere in any way with the right of the Issuer to terminate such Optionee’s employment or retainer at any time. Participation in the Plan by an Optionee is voluntary.
2.Administration of the Plan
2.1.Administration. The Plan shall be administered by the Board, and subject to any restrictions imposed by law and except as provided for herein, the Board shall have full authority to:
(a)determine and designate from time to time those Optionees to whom Options are to be granted and the number of Shares to be optioned to each such Optionee;
(b)determine the time or times when, and the manner in which, each Option shall be exercisable and the duration of the exercise period;
(c)determine from time to time the Exercise Price, provided such determination is not inconsistent with this Plan; and
(d)interpret the Plan and to make such rules and regulations and establish such procedures as it deems appropriate for the administration of the Plan, taking into consideration the recommendations of management.
2.2.Board Discretion. Any determination made by the Board with respect to any Option will be made in its sole discretion at the time of grant of the Option or, unless in contravention of any express term of this Plan or any related agreement or document executed pursuant to this Plan, at a later time, and such determination will be final and binding on the Issuer and on all persons having an interest in this Plan or in any interest granted hereunder.
3.Shares Subject to the Plan
3.1.Aggregate Maximum Number of Shares Subject to Plan. The maximum aggregate number of Shares that may be reserved for issuance under this Plan shall not exceed 3,626,470 Shares.
3.2.Options. The Board may grant Options to Eligible Persons and will determine the number of Shares subject to the Option, the Exercise Price of the Option, the period during which the Option may be exercised, any vesting period of the Option, and all other terms and conditions of the Option, subject to the following:

(a)Date of Grant – The date of grant of an Option will be the date on which the Board makes the determination to grant such Option, unless otherwise specified by the Board. The Option Agreement and a copy of this Plan will be delivered to the Optionee within a reasonable time after the granting of the Option.
(b)Form of Grant – Each Option granted under this Plan will be evidenced by an Option Agreement in the form attached to this Plan as Exhibit “A”, or in such other form as may, from time to time, be approved by the Board.
(c)Price – The Exercise Price of any Option shall be determined by the Board, provided that such price shall not be lower than the Fair Market Value of the Shares on the date of grant of the Option.
(d)Term – The term of an Option will be such period after the date of grant thereof as the Board determines at the time of granting of the Option provided that such term does not exceed ten years.
(e)Vesting – The Board may provide for Options to become exercisable or vest at one time or from time to time, periodically or otherwise, in such number of Shares or percentage of Shares as determined at the discretion of the Board at the time of the grant.
(f)Exercise of Options – Unless otherwise earlier terminated, Options may be exercisable up to the Expiry Date, by delivery of a signed exercise notice in the form attached to the Option Agreement or in such other form as may be approved by the Board. If someone other than the Optionee exercises the Option, then such person must submit documentation reasonably acceptable to the Issuer that such person has the right to exercise the Option.
(g)Issuance of Shares – Provided that the signed exercise notice and payment are in form and substance satisfactory to counsel for the Issuer, the Issuer shall issue the Shares registered in the name of the Optionee or Optionee’s legal representative and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.
3.3.Effect of termination of employment or Death. Subject to earlier termination as specifically provided for herein and notwithstanding the exercise period set forth in the Option Agreement:
(a)if an Optionee is terminated for any reason other than for breach of contract or cause, or the Optionee’s death prior to the Expiry Date, such Option shall forthwith cease vesting as to such portion of the Option as has not previously vested and the Optionee may exercise such Option (but only to the extent that such Option has vested and become exercisable immediately prior to the date of Termination), for a period of 90 days from the date of termination;
(b)if an Optionee is terminated because of cause prior to the Expiry Date, such Option shall forthwith cease vesting as to such portion of the Option as has not previously vested and no Option held by such Optionee will, unless otherwise determined by the Board, be exercisable following the date of termination; and

(c)if an Optionee dies prior to the Expiry Date, such Option shall forthwith cease vesting as to such portion of the Option as has not previously vested and the Optionee’s legal representative may exercise such Option (but only to the extent that such Option has vested and become exercisable immediately prior to the date of death), for a period of one year from the date of the death.
For the purposes of section 3.3 (a) and (b) an Optionee is terminated effective as of the date of delivery of a written or oral notice of termination given by an Optionee to the Issuer or by the Issuer to the Optionee or such other date as is expressly set out in such notice, regardless of whether the termination is voluntary or involuntary or with or without cause and notwithstanding that the Optionee may or may not be entitled to additional notice of termination pursuant to statute or otherwise.
3.4.Restrictions on Transferability. Except as specifically provided for herein, Options granted under this Plan, and any interest therein, will not be transferable or assignable by the Optionee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution. During the lifetime of the Optionee an Option will be exercisable, and any elections with respect to an Option may be made, only by the Optionee. The terms of the Option will be binding upon the executors, administrators and heirs of the Optionee.
3.5.Exchange and Buyout of Options. Subject to Section 4, the Board may, at any time or from time to time, authorize the Issuer, with the consent of the respective Optionees, to issue new Options in exchange for the surrender and cancellation of any or all outstanding Options and/or any outstanding stock options not granted under this Plan. The Board may at any time buy from an Optionee an option previously granted with payment in cash, Shares or other consideration, based on such terms and conditions as the Board and the Optionee may agree.
3.6.Dissolution and Liquidation. In the event of the proposed dissolution or liquidation of the Issuer, to the extent an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or part of the Shares thereof, including Shares as to which the Option would not otherwise be exercisable.
4.Adjustment Upon Capital Reorganization, Merger, Sale of Assets or Liquidation and Accelerated Vesting in Certain Events
4.1.Changes in Capitalization. Subject to any required action by the shareholders of the Issuer, the number of Shares covered by each outstanding Option, and the number of Shares which have been authorized for issuance under the Plan but as to which no Options have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Option, as well as the Exercise Price of each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued Shares resulting from a share subdivision or consolidation, stock dividend, combination or reclassification of the Shares, or any other increase or decrease in the number of issued Shares effected without receipt of consideration by the Issuer (a “Capital Reorganization”);

provided, however, that conversion of any convertible securities of the Issuer shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Board, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Issuer of shares of any class, or securities convertible into shares of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or Shares subject to an Option or the Exercise Price thereof.
4.2.Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Issuer, to the extent that an Option has not been previously exercised, it will terminate immediately prior to the consummation of such proposed action. The Board may, in the exercise of its sole discretion in such instances, declare that any Option shall terminate as of a date fixed by the Board and give each Optionee the right to exercise his or her Option as to all or any part of the Optioned Shares, including shares as to which the Option would not otherwise be exercisable.
4.3.Accelerated Vesting in the Event of Merger or Change of Control. In the event of:
(a)an ”acquisition transaction” of the Issuer, as defined in section 4.4, with or into another corporation, or
(b)a ʺchange in controlʺ of the Issuer, as defined in section 4.4, unless otherwise determined by the Board prior to the occurrence of such acquisition transaction or change of control, any Options outstanding as of the date such acquisition transaction or change in control, as the case may be, is determined to have occurred that are not yet exercisable and vested on such date shall become fully exercisable and vested.
4.4.Transaction Definitions. For the purposes of this section 4.3
(a)ʺchange in controlʺ means the acquisition by any person or group of persons acting in concert by virtue of an agreement, arrangement, commitment or understanding, of direct or indirect beneficial ownership of or control over securities of the Issuer representing fifty percent (50%)
or more of the combined voting power of the Issuer’s then outstanding securities; and
(b)“acquisition transaction” includes the sale, transfer or other disposition of all or substantially all of the assets and undertaking of the Issuer to any other entity.
4.5.Transaction Notice. If at any time the Issuer:
(a)proposes to undertake any transaction referred to in sections 4.1, 4.2 or 4.3;

(b)receives notice of a bona fide offer for Shares made to shareholders generally or to a class of shareholders, which offer, if accepted in whole or in part, would result in a change in control of the Issuer;
then, and in each such case, the Issuer must mail personally deliver or cause to be mailed or personally delivered to an Optionee a notice specifying the full particulars of such transaction or offer . Such notice shall be mailed at least 15 days prior to the date therein specified.
4.6.Substantial Sale. If a shareholder or group of shareholders (the “Selling Shareholders”) of the Issuer agree to sell to a third party (or more than one third party acting in concert) (a “Purchaser”) shares representing more than 75% of the outstanding Shares of the Issuer (a “Substantial Sale”) and the Purchaser also offers to either: (a) buy the Options of the Optionee; or (b) have the Issuer cancel the Options by the Issuer making a payment to the Optionee, then the Optionee must sell his or her Options to the Purchaser or agree to the cancellation of the Option and receive a payment from the Issuer at a price equal to:
A (B – C)
Where

A	=	number of Shares otherwise issuable upon exercise of the Optionee’s Option;
B	=	the price per Share being paid by the Purchaser to the Selling Shareholders; and
C	=	Exercise Price of the Optionee’s Option.
and on otherwise similar terms and conditions as are applicable under the Substantial Sale. If the Purchaser has agreed to purchase only shares of a class or series which are convertible into Shares (“Convertible Shares”), the price per Share applicable in the above formula shall be calculated on an as converted basis (and if there is more than one conversion rate applicable to different classes or series of Convertible Shares outstanding, the conversion shall be computed on a pro rata basis based upon the ratio of the number of Shares which the holders of each class or series of Convertible Shares may acquire to the total number of Shares which all holders of all classes and series of Convertible Shares may acquire).
If the Purchaser offers to buy the Options of an Optionee and the Optionee does not sell the Optionee’s Options to the Purchaser as contemplated above, then that Optionee’s Options will expire, terminate and be cancelled on completion of the Substantial Sale.
5.Amendments
5.1.Amendments to Plan. The Board may amend, modify or terminate the Plan at any time if and when it is advisable in the absolute discretion of the Board. However, any amendment of such Plan which would:
(a)materially increase the benefits under the Plan;
(b)increase the number of Shares which would be issued under the Plan; or

(c)materially modify the requirements as to eligibility for participation in the Plan, shall, if required by law, be effective only upon the approval of the shareholders of the Issuer. No amendment, modification or termination of the Plan shall materially affect an Option already granted under this Plan without the written consent of the Optionee.
5.2.Amendments to Outstanding Options. The Board may amend, modify or terminate an Option with the written consent of the Optionee at any time if and when it is advisable in the absolute discretion of the Board. However, any amendment or modification of an outstanding Option held by an Optionee who is an “insider” of the Issuer as such term is defined in the Securities Act shall, if required by law, be effective only upon the approval of the requisite majority of shareholders of the Issuer.
6.General
6.1.Notice. Any notice, direction or other instrument or communication required to be given or delivered to the Issuer under the terms of this Plan shall be in writing and addressed to the Corporate Secretary of the Issuer at its principal corporate office address. Any notice, direction or other instrument or communication required to be given or delivered to an Optionee may be in writing and addressed to such Optionee at the last known address of the
Optionee as determined by the Issuer’s records or such other address as such Optionee may designate in writing from time to time to the Issuer. Any notice, direction or other instrument or communication if delivered shall be deemed to have been validly and effectively given on the date on which it was delivered and, if sent by facsimile transmission, shall be deemed to have been validly and effectively given on the next business day following the day on which it was sent; provided that, if the day of delivery is not a business day, such notice, waiver, direction or other instrument or communication shall be deemed to have been given and received on the next business day following such date.
6.2.Transferability. Any benefits, rights and options accruing to any Optionee in accordance with the terms and conditions of this Plan shall not be transferable unless specifically provided herein. During the lifetime of an Optionee all benefits, rights and options may only be exercised by the Optionee.
6.3.Shareholders’ Agreement. All Optionee’s shall, upon exercise of any Options, enter into and/or agree to be bound by such shareholders’ agreement or agreements as will be in force and effect at the time of issuance of the Shares on exercise of such Options, a copy of which will be provided to the Optionee upon exercise of any Options, as and when requested by the Issuer but in any case prior to the issuance of any Shares.
6.4.Tax Matters. Notwithstanding any other provision of this Plan, the Issuer’s obligation to issue Shares to Optionee pursuant to the exercise of an Option or otherwise pay an amount pursuant to the Plan or any Option shall be subject to the satisfaction of all federal, state, provincial, local and foreign tax obligations as may be required by applicable law, including, but not limited to, obligations to make withholdings, deductions or remittances in respect of any taxable benefits of a Optionee arising under this Plan or any Option (“tax withholding obligations”) and the Issuer shall have the power and right to:

(a)deduct or withhold from all amounts payable to a Optionee pursuant to this Plan, any Option, or otherwise in the course of the employment of the Optionee in respect of the Option with the Issuer or its Subsidiary, and
(b)require the Optionee to remit to the Issuer an amount sufficient to satisfy in full any tax withholding obligations as may be imposed on the Issuer by applicable law.
Further, the Issuer may require the Optionee to satisfy, in whole or in part, such deduction or any tax withholding obligation by instructing the Issuer to withhold Shares that would otherwise have been received by the Optionee upon exercise of any Options, and sell such Shares by Issuer as a trustee on behalf of the Optionee, and remit the proceeds of such sale to the relevant taxing authority in satisfaction of the tax or withholding obligations. By participating in the Plan, the Participant consents to the foregoing and authorizes the Issuer or its related entity, as applicable, to effect the sale of such Shares on behalf of the Optionee and to remit the proceeds of such sale to the relevant taxing authority in satisfaction of the tax or withholding obligations. Neither the Issuer nor any applicable related entity shall be responsible for obtaining any particular price for the Shares nor shall the Issuer or any applicable related entity be required to issue any Shares under the Plan unless the Optionee has made suitable arrangements with the Issuer and any applicable related entity to fund any withholding obligation
6.5.Necessary Approvals. The obligation of the Issuer to allot, issue or deliver Shares in accordance with this Plan is subject to all applicable corporate and securities laws which may be required in connection with the allotment, issuance or delivery of such Shares by the Issuer. If any Shares cannot be issued to any Optionee for any reason including, without limitation, the failure to obtain such approval, the obligation of the Issuer to issue such Shares shall terminate and any payment made to the Issuer shall be returned to the Optionee.
6.6.Further Assurances. Each Optionee must from time to time execute and deliver all such further documents and instruments and do all acts and things as the other party may reasonably require to effectively carry out or better evidence or perfect the full intent and meaning of this Plan, any Option Agreement and any related agreement or document executed pursuant to this Plan.
6.7.Successors and Assigns. The Issuer may assign any of its rights under this Plan, any Option Agreement and any related agreement or document executed pursuant to this Plan and this Plan, any Option Agreement and any related agreement or document executed pursuant to this Plan shall be binding upon and enure to the benefit of the successors and assigns of the Issuer.
6.8.Nonexclusivity of the Plan. Neither the adoption of this Plan by the Board nor any provision of this Plan will be construed as creating any limitations of the power of the Board to adopt such additional compensation arrangements as it may deem desirable, including, without limitation, the granting of stock options otherwise than under this Plan, and such arrangements may be either generally applicable or applicable only in specific cases.

APPENDIX “A”
FORM OF OPTION GRANT NOTICE, AGREEMENT & NOTICE OF EXERCISE

COMPUTATIONAL GEOSCIENCES INC.
NOTICE OF STOCK OPTION GRANT
Dear **:
You have been granted an option (the “Option”) to purchase common shares of
COMPUTATIONAL GEOSCIENCES INC. (the “Issuer”) as follows:

Date of Grant:
Exercise Price:
Number of Shares Granted:
Type of Option:
Term/Expiration Date:
Vesting Schedule:
YOU REPRESENT YOU ARE CURRENTLY A SERVICE PROVIDER WITHIN THE MEANING OF THE ISSUER’S AMENDED & RESTATED 2011 INCENTIVE STOCK OPTION PLAN (the “PLAN”). YOU FURTHER ACKNOWLEDGE AND AGREE THAT
NOTHING IN THIS AGREEMENT, NOR IN THE PLAN (the terms of which are incorporated herein by reference) CONFERS UPON YOU ANY RIGHT WITH RESPECT TO CONTINUATION OR STATUS AS A SERVICE PROVIDER, NOR SHALL IT INTERFERE IN ANY WAY WITH YOUR RIGHT OR THAT OF THE ISSUER TO TERMINATE YOUR STATUS AS A SERVICE PROVIDER AT ANY TIME, WITH OR WITHOUT CAUSE.
By your signature and the signature of the Issuer’s representative below, you and the Issuer agree that this option is granted under and governed by the terms and conditions of the Issuer’s Amended & Restated 2011 Incentive Stock Option Plan and the Stock Option Agreement, all of which are attached and made a part of this document.
OPTIONEE:    COMPUTATIONAL GEOSCIENCES INC.
[NAME OF OPTIONEE]
By:

Title:
Date:     Date:

STOCK OPTION AGREEMENT
1.Grant of Option. COMPUTATIONAL GEOSCIENCES INC., incorporated under the laws of Canada (the “Issuer”), hereby grants to the Optionee named in the Notice of Grant (the “Optionee”), an option (the “Option”) to purchase the total number of Common Shares (the “Shares”) set forth in the Notice of Grant, at the exercise price per share set forth in the Notice of Grant (the “Exercise Price”) subject to the terms, definitions and provisions of the Issuer’s Amended & Restated 2011 Incentive Stock Option Plan (the “Plan”) adopted by the Issuer, which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Option. To the extent there is any inconsistency between the terms of this Agreement and the terms of the Plan, the terms of the Plan shall govern.
2.Exercise of Option. This Option shall be exercisable prior to expiration or termination, in accordance with the vesting schedule set out in the Notice of Grant and with the provisions of Section 3.3 of the Plan, by the delivery of the Notice of Exercise Form annexed hereto as Exhibit “A” and the Form of Acknowledgement annexed hereto as Exhibit “B”, duly completed and executed on behalf of the Optionee, at the office of the Issuer during its normal business hours together with payment of the Exercise Price in lawful funds of Canada.
3.Restrictions on Exercise. Exercise of this Option is restricted in accordance with the provisions of Section 3.3 of the Plan and as set out in the Notice of Grant. This Option may not be exercised until such time as the Plan has been approved by the shareholders of the Issuer, or if the issuance of such Shares upon such exercise or the method of payment of consideration for such shares would constitute a violation of any applicable laws or regulations. As a condition to the exercise of this Option, the Issuer may require the Optionee to make any representation and warranty to the Issuer as may be required by any applicable law or regulation.
4.Non‐Transferability of Option. The benefits, rights and options accruing to any Optionee with respect to any Option will not be transferable by the Optionee other than in the manner provided for in the Plan. During the lifetime of an Optionee, all benefits, rights and options may only be exercised by the Optionee or by his or her guardian or legal representative.
5.Restriction on Transfer. The Optionee agrees that following the date of the exercise of this Option, he or she shall not effect any sale or transfer of the Shares issued pursuant to such exercise without first obtaining the prior written consent of the Board of Directors of the Issuer (or any committee designated therefor), which consent shall be in the sole discretion of the Board. All transferees of Shares or any interest therein shall be required as a condition of such transfer to agree in writing in the form satisfactory to the Issuer that they will receive and hold such Shares or interests subject to the provisions of this Stock Option Agreement (the “Agreement”), including, insofar as applicable, the restriction on resale set forth in Section 6 below. Any sale or transfer of the Issuer’s Shares shall be void unless the provisions of this Agreement are met.
6.Legends. The Optionee understands and agrees that the Issuer shall cause the legends set forth below or legends substantially equivalent thereto, to be placed upon any certificate(s) evidencing ownership of the Shares together with any other legends that may be required by applicable securities laws or regulations or shareholders’ agreement:

“TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE IS RESTRICTED PURSUANT TO THE ARTICLES OF THE ISSUER.”
“UNLESS PERMITTED UNDER SECURITIES LEGISLATION, THE HOLDER OF THIS SECURITY MUST NOT TRADE THE SECURITY BEFORE THE DATE THAT IS 4 MONTHS AND A DAY AFTER THE LATER OF (I) THE
DISTRIBUTION DATE (as that term is defined in Multilateral Instrument 45‐ 102 of the Canadian Securities Administrators), AND (II) THE DATE THE ISSUER BECAME A REPORTING ISSUER IN ANY PROVINCE OR TERRITORY.”
7.Term of Option. This Option may be exercised only within the term set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.
8.Shareholders Agreement. All Shares issued on exercise of Options will be held in accordance with, and are subject to, such shareholders’ agreement or agreements to which the Optionee is a party, as are in force and effect at the time of issuance of the Shares.
9.Miscellaneous. This Agreement shall be governed by and construed in accordance with the laws of the Province of British Columbia, and each of the parties hereby submits to the non‐exclusive jurisdiction of the courts of that province. Should any provision of this Agreement or any notice thereto be determined by a court of law to be illegal or unenforceable, the other provisions shall nevertheless remain effective and shall remain enforceable.
10.Copy of Plan. The Optionee confirms receipt of a copy of the Plan and acknowledges the terms and conditions set out therein.

EXHIBIT A
NOTICE OF EXERCISE OF STOCK OPTION
TO:    COMPUTATIONAL GEOSCIENCES INC.
1.Exercise of Option. Effective as of the date set out below the undersigned (“the Optionee”) hereby gives notice pursuant to the Issuer’s Amended & Restated 2011 Stock Option Incentive Plan (the “Plan”) and the Notice of Grant dated ** of the exercise of the options represented thereby and hereby subscribes for and purchases, such number of Common shares (the “Option Shares”) in the capital of COMPUTATIONAL GEOSCIENCES INC. (the “Issuer”) for such aggregate Exercise Price as set out below and encloses a certified cheque in the amount of Exercise Price set out below payable to the Issuer, representing payment in full for the Option Shares to be acquired.
2.Exempt Distribution. The Optionee hereby acknowledges that as the exercise of the Option and the issuance of the Option Shares to the Optionee is being completed pursuant to exemptions from the requirements to provide the Optionee with a prospectus and to sell the securities subscribed for herein through a person registered to sell securities under applicable securities legislation: (a) certain protections, rights and remedies provided by applicable securities legislation, including statutory rights of rescission or damages, shall not be available to the Optionee and the Optionee may not receive information that the Optionee would be entitled to under applicable securities legislation if no prospectus exemption was available; (b) the Issuer is relieved of certain obligations which would otherwise apply under applicable securities legislation; (c) various filings may be completed and disclosures made by the Issuer to the securities regulatory authorities and/or stock exchanges or quotations systems having jurisdiction over the securities of the Issuer; (d) no securities commission or similar regulatory authority has reviewed or passed on the merits of the Option Shares; and (e) there is no government or other insurance covering the Option Shares.
3.Restriction on Transfer. The Optionee represents and warrants to the Issuer that he or she has been independently advised as to the restrictions on the Optionee’s ability to transfer or re‐sell the Option Shares and, in particular, that the Option Shares may be subject to a hold period in accordance with applicable securities laws and that the certificates representing the Option Shares may bear legends denoting such re‐sale restrictions.
4.Shareholders’ Agreement. The Optionee covenants and agrees, which obligation shall survive the issuance of the Shares, to enter into the Issuer’s shareholders agreement dated March 14, 2011, as amended or such other shareholders’ agreement or agreements in the form prescribed by the Issuer (“Shareholder Agreement”) as will be in force and effect at the time of issuance of the Shares, a copy of which has been provided to the Optionee, as and when requested by the Issuer but in any case prior to the issuance of any underlying Shares. The Optionee has duly completed and executed, and herewith delivered, a Form of Acknowledgement as provided by the Issuer. Notwithstanding the foregoing, the Optionee irrevocably appoints the Chief Executive Officer of the Issuer, or failing him or her the Corporate Secretary of the Issuer, or failing either of them any Director of the Issuer, holding such office of the Issuer from time to time, as the Optionee’s attorney‐in‐fact and does hereby authorize him as such to make and sign on the Optionee’s behalf and to deliver such Shareholder Agreement or Form of Acknowledgement which such attorney in his or her discretion sees fit. The Optionee agrees that the Power of Attorney granted herein shall survive the death, disability, incapacity, insanity or insolvency of the Optionee and shall extend to and be binding upon the heirs, executors, administrators, legal personal representatives, successors and assigns of the Optionee.
5.Pooling & Escrow. The Optionee shall enter into whatever pooling or escrow agreement (“Escrow Agreement”) is required under applicable securities laws, policies, notices or orders, under the rules or policies of any applicable stock exchange or stock quotation system or under any agreement between the Issuer and a selling agent or underwriter in connection with a public offering of the Issuer’s securities. Notwithstanding the foregoing, the Optionee irrevocably appoints the Chief Executive Officer of the Issuer, or failing him or her the Corporate Secretary of the Issuer, or failing either of them any Director of the Issuer, holding such office of the Issuer from time to time, as the Optionee’s attorney‐in‐fact and does hereby authorize him as such to make and sign on the Optionee’s behalf and to deliver such Escrow Agreement. The Optionee agrees that the Power of Attorney granted herein shall survive the death, disability, incapacity, insanity or insolvency of the Optionee and shall extend to and be binding upon the heirs, executors, administrators, legal personal representatives, successors and assigns of the Optionee.
6.Tax Consultation. The Optionee understands that the Optionee may suffer adverse tax consequences as a result of the Optionee’s purchase or disposition of the Option Shares. The Optionee represents that the Optionee has consulted with any tax consultants the Optionee deems advisable in connection with the purchase or disposition of the Option Shares and that the Optionee is not relying on the Issuer for any tax advice.
7.Miscellaneous. The Optionee acknowledges and agrees that the Plan and Notice of Grant are incorporated herein by reference and together with this Exercise Notice constitute the entire agreement of the parties and supersede in their entirety all prior undertakings and agreements of the Issuer and the Optionee with respect to the subject matter hereof. This agreement shall be governed by and construed in accordance with the laws of British Columbia, and the Optionee hereby submits to the non‐exclusive jurisdiction of the courts thereof.
The Optionee acknowledges that unless designated to be picked‐up by the Optionee, all certificates representing the Option Shares so exercised shall be delivered by courier or registered mail at the option of the Issuer in accordance with the registration and delivery instructions set forth below. The Optionee acknowledges that it accepts the risks of such delivery and waives any claim against the Issuer and its directors, officers, employees and agents for theft or loss.

Name of Optionee (please print)	Number of Option Shares:
Aggregate Exercise Price:

Signature	Date:

REGISTRATION INSTRUCTIONS	SPECIAL DELIVERY INSTRUCTIONS
Certificates for the Option Shares are to be issued as follows:	To be completed ONLY if address for delivery is different from that appearing in the Registration Instructions.

Name	Name

Address	Address

( )
Telephone Number	☐ Hold certificates for pick‐up at the offices of the Issuer.

EXHIBIT B
FORM OF ACKNOWLEDGEMENT

To: The parties to the Shareholders Agreement made as of March 14, 2011 among Computational Geosciences Inc. (the “Issuer”), I‐Pulse Geophysics Inc. (now High Power Exploration Inc.) and all other shareholders of the Issuer, as the same may be amended from time to time (the “Shareholder Agreement”)

The undersigned,     , having purchased certain shares of the Issuer pursuant to the exercise of options granted pursuant to the Issuer’s Amended & Restated 2011 Incentive Stock Option Plan, in consideration of the issuance of such shares to the undersigned and other good and valuable consideration (receipt of which is hereby acknowledged) hereby agrees to be a party to and bound by all of the provisions of the Shareholder Agreement as if the undersigned were an original party thereto. Capitalized terms not otherwise defined herein shall have the respective meanings set forth in the Shareholder Agreement.
DATED at     , this    day of      , 20     .
SIGNED, SEALED AND DELIVERED     )
in the presence of    )
)
)

OR
•
Per: